Exhibit 10.5

Execution Copy

AMENDMENT AND NOVATION AGREEMENT

THIS AMENDMENT AND NOVATION AGREEMENT (this “Agreement”) is entered into as of March 23, 2012 by and among High Power Exploration Inc., a company organized under the laws of the state of Delaware (formerly known as GoviEx IP Holdings Inc. and the assignee of a patent license from Govi High Power Exploration Inc.) (“HPX Delaware”), GEO27 S.ar.l., a company organized under the laws of Luxembourg (“GEO27”) and HPX TechCo Inc., a company organized under the laws of the British Virgin Islands (formerly known as GoviEx TechCo Inc.) (“HPX TechCo”), (each, a “Party,” and collectively, the “Parties”).

WHEREAS, HPX TechCo and HPX Delaware are parties to a Patent License Agreement entered into as of July 18, 2008 (the “Patent License Agreement”) with respect to certain patent rights and Intellectual Property Rights worldwide, except for the European Union (the “Non-EU Worldwide IP Rights”);

WHEREAS, HPX TechCo wishes to enter into a novation with GEO27 to assign its rights, duties and obligations under the Patent License Agreement with respect to the Non-EU Worldwide IP Rights, but excluding the United States rights (the “Non-EU/US Worldwide IP Rights”) to GEO27 and GEO27 wishes to accept such rights, duties and obligations;

WHEREAS, HPX Delaware wishes to consent to the novation of HPX TechCo’s rights, duties and obligations under the Patent License Agreement with respect to the Non-EU/US Worldwide IP Rights”;

WHEREAS, HPX Delaware and HPX TechCo wish to amend (for the avoidance of doubt, immediately prior to the foregoing novation of the Non-EU/US Worldwide IP Rights to GEO27) the Patent License Agreement to delete the United States from the Territory in consideration for the termination of any future License Fees thereunder.

WHEREAS, HPX TechCo and Ibex Resources Inc. (formerly known as GoviEx Gold Inc.) (“Ibex”) are parties to a License and Lease Agreement made effective as of November 18, 2008 and signed the 22nd day of January 2010, pursuant to which HPX TechCo granted certain licenses and other rights to Ibex (the “License and Lease Agreement”); and

WHEREAS, the Parties hereto acknowledge that the rights granted and assigned to GEO27 pursuant hereto are subject to Ibex’s rights under the License and Lease Agreement.

NOW, THEREFORE, for and in consideration of the above and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the Parties agree as follows:

1.	Amendment to Patent License Agreement.

1.1         In consideration for the termination of any future License Fees under the Patent License Agreement, HPX Delaware and HPX TechCo hereby agree that Schedule I of the Patent License Agreement is amended by inserting the words “and the United States of America and its territories and possessions including the Commonwealth of Puerto Rico” after the words “Territory: Worldwide, except for the European Union”.

1.2         In further consideration for the termination of any future License Fees under the Patent License Agreement, HPX Delaware and HPX TechCo hereby agree that Sections 1.6 (definition of “Discovery”), 1.7 (definition of “Discovery Interest”), Section 1.16 (definition of “License Fee”), Section 1.23 (definition of “NSR”) and Section 3 (“License Fee”) of the Patent License Agreement are deleted.

1.3         In further consideration for the termination of any future License Fees under the Patent License Agreement, HPX Delaware and HPX TechCo hereby agree that Section 2.1 (“License”) of the Patent License Agreement is hereby amended by deleting “in consideration for the payment of the License Fee, a” in the first sentence thereof, and inserting “a royalty-free,” in lieu thereof.

1.4         In further consideration for the termination of any future License Fees under the Patent License Agreement, HPX Delaware and HPX TechCo hereby agree that Section 4.6 (“Limitation on GoviEx Holdco Liability”) of the Patent License Agreement is hereby amended by deleting the first two sentences thereof, and inserting the following in lieu thereof: “Notwithstanding anything to the contrary set forth in this Agreement, in no event shall GoviEx Holdco’s obligations to GoviEx Tech, whether for indemnity, damages, or otherwise in any respect, exceed one hundred thousand dollars ($100,000).”

1.5        HPX Delaware and HPX TechCo hereby agree that Sections 1.10 (definition of “GoviEx Holdco Improvements”) and 1.11 (definition of “GoviEx Tech Improvements”) of the Patent License Agreement are hereby amended by deleting the words “, as well as any related technologies and inventions in the Licensed Field” from the end thereof.

1.6        HPX Delaware and HPX TechCo hereby agree that Section 1.12 (definition of “Improvements”) of the Patent License Agreement is hereby amended by deleting the words “, as well as any related technologies and inventions, whether or not in the Licensed Field” from the end thereof.

1.7       HPX Delaware and HPX TechCo hereby agree that the second paragraph of Schedule I of the Patent License Agreement, beginning “All other patents and patent applications…”, is hereby deleted in its entirety and replaced with the following in lieu thereof:

“All other patents and patent applications with respect to the Licensed Field, including, for the avoidance of doubt, with respect to the Zeus and Typhoon Transmitters, issued or licensed to HPX Delaware, or applied for by, or on behalf of, HPX Delaware as of the date hereof. This Schedule I may be amended from time to time by mutual agreement by notation of the Parties without the need for a formal amendment to this Agreement to further specify such patents and patent applications.”

2.	Novation and Assignment.

2.1         Immediately after the amendment of the Patent License Agreement pursuant to Section 1.1, HPX TechCo hereby assigns all of its rights, duties and obligations (without prejudice to its duties and obligations thereunder immediately prior to such assignment) under the Patent License Agreement to GEO27 and GEO27 hereby accepts such rights, duties and obligations. For the avoidance of doubt, the foregoing assignment is subject to Ibex’s rights under the License and Lease Agreement.

2.2         In consideration of the foregoing assignment, HPX Delaware’s consent thereto, and the termination of any future License Fees, GEO27 agrees to pay and shall pay HPX Delaware, within sixty (60) days of the final determination thereof, a sum equal to the fair market value of the Non-EU/US Worldwide IP Rights, based on a valuation determined by an independent appraiser agreed to by and among the Parties, to be selected from the following: (i) PricewaterhouseCoopers LLP; (ii) Ernst & Young LLP; (iii) Deloitte LLP; (iv) KPMG LLP; (v) Duff & Phelps, LLC; (vi) FTI Consulting, Inc.; or (vii) Houlihan Lokey, Inc.

2.3         HPX Delaware hereby agrees to, and consents to, the foregoing novation and assignment of the Patent License Agreement to GEO27, and each of HPX Delaware and GEO27 agree that such assignment shall constitute a novation.

3.	Intellectual Property Rights.

3.1         Section 1.13 (definition of Intellectual Property Rights) is hereby deleted in its entirety and replaced with the following in lieu thereof:

1.13. “Intellectual Property Rights” means (a) all rights under all copyright laws of the United States and all other countries for the full terms thereof (of all rights accruing by virtue of copyright treaties and conventions), including but not limited to all renewals, extensions, reversions or restorations of copyrights now or hereafter provided by law and all rights to make applications for and obtain copyright registrations therefor and recordations thereof, and including without limitation all copyright rights in all software, documentation, user and application interfaces including without limitation the look and feel and the structure, sequence and organization thereof; (b) all rights to and under new and useful inventions, discoveries, designs, technology and art and all other patentable subject matter, including, but not limited to, all improvements thereof and all know-how related thereto, and all applications for and the right to make applications for Letters Patent in the United States and all other countries, all Letters Patents that issue therefrom and all reissues, extensions, renewals, divisions and continuations (including continuations-in-part) thereof, for the full term thereof; (c) all trademarks, service marks and Internet domain names and the like and the goodwill associated therewith throughout the world; (d) all trade secrets, confidential business information, evaluations and reports; (e) all know-how under the laws of any jurisdiction and all know-how not otherwise included in the foregoing; and (f) all other intellectual and industrial property and proprietary rights throughout the world not otherwise included in the foregoing, including without limitation all techniques, methodologies and concepts and trade dress.

4.	General Provisions.

4.1         Each Party to this Agreement shall at all times hereinafter and at their own cost and expense make, do and execute or cause to be made, done or executed all such acts, instruments, assurances and writings whatsoever as may be reasonable to perform or give effect to this Agreement.

4.2         Unless defined herein, all terms with initial capitalization shall have the meanings set forth in the Patent License Agreement.

4.3         Except as expressly amended by this Agreement, the terms and conditions of the Patent License Agreement shall remain in full force and effect. In the event of any inconsistency between the provisions of the Patent License Agreement and this Agreement, the provisions of this Agreement shall prevail with respect to the specific matter referenced herein.

4.4         This Agreement shall be construed under and governed by the substantive laws of the State of New York, U.S.A., without giving effect to its rules pertaining to conflicts of laws, except for those giving effect to this choice of law.

4.5         This Agreement may be signed in multiple counterparts, each of which will be considered an original, and all of which will be considered one and the same document. This Agreement may be executed by facsimile signature (including “pdf” by email).

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

HPX TECHCO INC.

By:	/s/ Mark Gibson
Name:	mark gibson
Title:	DIRECTOR

HIGH POWER EXPLORATION INC.

By:	/s/ Mark Gibson
Name:	mark gibson
Title:	chief executive officer